UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2016, the Board of Directors (the “Board”) of Discover Financial Services (the “Company”) approved amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) effective December 15, 2016, to implement proxy access and make certain related administrative or conforming revisions. The Board’s decision to adopt the Amendments was the result of a year long study, after extensive consideration of evolving best practices.

Section 2.08 has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the outstanding shares of common stock of the Company continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Notice of a nomination pursuant to the proxy access provisions of the Bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company distributed its proxy statement for the previous year’s annual meeting of stockholders. As a result, proxy access will first be available in connection with the Company’s 2018 annual meeting of stockholders.

The Bylaws were also amended to make certain related administrative or conforming revisions to the requirements of the notice of stockholder business and nominations in Section 2.07.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Discover Financial Services, as amended and restated on December 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: December 19, 2016	By:	/s/ Jennifer Schott
Name: Jennifer Schott
Title: Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Discover Financial Services, as amended and restated on December 15, 2016